Exhibit 99.1

Helen of Troy Limited Reports Fourth Quarter Fiscal 2020 Results

GAAP Consolidated Net Sales Growth of 14.9%; Organic Business Net Sales Growth of 13.4%
Diluted Loss Per Share from Continuing Operations of $0.13; Includes Impairment of $1.43
Adjusted Diluted Earnings per Share from Continuing Operations Growth of 3.3% to $1.88
Fiscal 2020 Consolidated Net Sales Growth of 9.2%
Fiscal 2020 GAAP Diluted Earnings per Share from Continuing Operations of $6.02
Fiscal 2020 Adjusted Diluted EPS from Continuing Operations Growth of 15.4% to $9.30
Fiscal 2020 Free Cash Flow Growth of 45.6%
Designates Mass Market Personal Care Business as Held for Sale
Defers Initiation of Fiscal 2021 Outlook Due to Uncertainty from COVID-19 Pandemic

El Paso, Texas, April 28, 2020 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, and beauty products, today reported results for the three-month period ended February 29, 2020.

Consistent with its strategy of focusing its resources on its Leadership Brands, during the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its mass market personal care business (Personal Care) and recorded an after-tax non-cash asset impairment charge of $36.4 million related to its goodwill and intangible assets. The assets to be divested include intangible assets, inventory and fixed assets related to the Company's mass channel liquids, powder and aerosol products under brands such as Pert, Brut, Sure and Infusium. The Company expects the divestiture to occur within fiscal 2021. Accordingly, the Company has classified the identified assets of the disposal group as held for sale.

In conjunction with this change, the Company now defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business that it expects to divest within a year of its designation as Non-Core. Previously referred to as Core business, Organic business now refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency re-measurement had on reported net sales.

Executive Summary – Fourth Quarter of Fiscal 2020

•	Consolidated net sales revenue increase of 14.9%, including:

◦	An increase in Leadership Brand net sales of 15.7%

◦	An increase in online channel net sales of approximately 39%

◦	Organic business growth of 13.4%

◦	Core business growth of 16.0%

•
GAAP operating loss of $2.7 million, or 0.6% of net sales, which includes non-cash asset impairment charges of $41.0 million, acquisition-related expenses of $1.1 million and restructuring charges of $2.3 million, compared to GAAP operating income of $44.1 million, or 11.5% of net sales, for the same period last year, which included restructuring charges of $1.0 million

•	Non-GAAP adjusted operating income increase of 0.8% to $53.9 million, or 12.2% of net sales, compared to $53.5 million, or 13.9% of net sales, for the same period last year

•	GAAP diluted loss per share from continuing operations of $0.13, which includes acquisition-related expenses of $0.04 per share, non-cash asset impairment charges of $1.43 per share, and restructuring charges of $0.08 per share, compared to GAAP diluted earnings per share ("EPS") of $1.47 for the same period last year, which included restructuring charges of $0.04 per share

•	Non-GAAP adjusted diluted EPS from continuing operations increase of 3.3% to $1.88, compared to $1.82 for the same period last year

Executive Summary - Fiscal 2020

•	Consolidated net sales revenue increase of 9.2% including:

◦	An increase in Leadership Brand net sales of 9.4%

◦	An increase in online channel net sales of approximately 34%

◦	Organic business growth of 9.2%

◦	Core business growth of 9.9%

•
GAAP operating income of $178.3 million, or 10.4% of net sales, which includes non-cash asset impairment charges of $41.0 million, acquisition-related expenses of $2.5 million, and restructuring charges of $3.3 million compared to GAAP operating income of $199.4 million, or 12.7% of net sales, for the same period last year, which included restructuring charges of $3.6 million

•	Non-GAAP adjusted operating income increase of 12.6% to $269.3 million, or 15.8% of net sales, compared to $239.2 million, or 15.3% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $6.02, which includes acquisition-related expenses of $0.10 per share, non-cash asset impairment charges of $1.44 per share, and restructuring charges of $0.12 per share compared to GAAP diluted EPS of $6.62 for the same period last year, which included restructuring charges of $0.13 per share

•	Non-GAAP adjusted diluted EPS from continuing operations growth of 15.4% to $9.30 compared to $8.06

•	Net cash provided by operating activities from continuing operations growth of 35.3% to $271.3 million, compared to $200.6 million

•	Free cash flow growth of 45.6% to $253.5 million, compared to $174.2 million

Julien R. Mininberg, Chief Executive Officer, stated: “The fourth quarter was extremely strong, capping the best year in Helen of Troy’s history by almost any measure. For the quarter, we delivered net sales growth of 14.9%. Our Leadership Brands led the way, growing 15.7%, and we continued to make major gains online, growing that channel 39% to now represent 24% of total sales. All three of our business segments grew double digit in the quarter and we leaned into our flywheel with key new product, marketing and sustainability programs. On an adjusted basis, EPS for the quarter grew 3.3% against a strong year-ago comparison. For the full fiscal year 2020 net sales grew 9.2%, adjusted EPS grew 15.4%, adjusted operating margin expanded by 50 basis points, and we increased our free cash flow significantly. We are delighted by the acceleration of our flywheel in fiscal year 2020 on top of the strength posted in fiscal 2019 and 2018 and the outstanding first year of Phase II of Helen of Troy’s Transformation.”

“Our heartfelt thoughts are with people around the globe as the COVID-19 pandemic has quickly reshaped nearly every aspect of life. As COVID-19 spread, Helen of Troy moved quickly and decisively to help ensure the safety and health of our associates around the world, and the communities where we operate. We were equally decisive on actions to help improve liquidity and reduce the impact on cash flow. Even amidst the crisis, we remain focused on our strategic plans and the long-term interests of our shareholders. With the resumption of more normalized retail, consumer, and economic activity unknown, we are now holding cash and cash equivalents of close to $400 million and have taken difficult but necessary steps to temporarily reduce our personnel costs and discretionary spending. We believe acting now, and with an approach of shared sacrifice, best serves our goal to mitigate a portion of the business impact of the coronavirus while preserving the high-performance organization, systems, and brands we have worked so hard to build and maintain. I could not be prouder of how our global teams have adapted in order to maintain the health of our business and support our consumers and customers, while also taking care of themselves and their families.”

Mr. Mininberg concluded: “As we look to the future, we are seeing positive sales trends in key Helen of Troy brands after the initial shock of lock down in early March. Our Braun, Vicks, PUR and Honeywell products are supporting consumer health at a time of extreme need, and our OXO products are providing convenience, comfort and solutions as families spend unprecedented amounts of time at home. We are working around the clock to meet as much of the ongoing demand for thermometers, humidifiers, air purifiers and water purifiers as possible. We are also working with suppliers and retailers to provide consumers with OXO kitchen, cleaning and storage products, as well as volumizers in Beauty, where demand is high in channels that are open. While encouraging, we do expect to see a net adverse impact to our results for the first quarter and full year fiscal 2021. Although still very early, we are making plans to continue selectively investing in the key Phase II initiatives once the economic situation allows. With our diversified portfolio of leading, trusted brands, a strong balance sheet with low net leverage, and a corporate culture driven to rise to the challenge, we believe Helen of Troy is well positioned to navigate the current unprecedented situation and emerge strong.”

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843
Organic business (10)	18,911	18,183	14,591	51,685
Impact of foreign currency	(32)	(469)	299	(202)
Acquisition (8)	—	—	6,039	6,039
Change in sales revenue, net	18,879	17,714	20,929	57,522
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365

Total net sales revenue growth	15.0%	10.5%	23.1%	14.9%
Organic business	15.0%	10.8%	16.1%	13.4%
Impact of foreign currency	—%	(0.3)%	0.3%	(0.1)%
Acquisition	—%	—%	6.7%	1.6%

Operating margin (GAAP)
Fiscal 2020	9.6%	8.8%	(29.6)%	(0.6)%
Fiscal 2019	16.2%	9.5%	8.6%	11.5%
Adjusted operating margin (non-GAAP)
Fiscal 2020	11.8%	11.2%	14.4%	12.2%
Fiscal 2019	18.1%	12.6%	10.4%	13.9%

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843
Core business (8)	18,879	17,714	24,792	61,385
Non-core business (Personal Care)	—	—	(3,863)	(3,863)
Change in sales revenue, net	18,879	17,714	20,929	57,522
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Total net sales revenue growth	15.0%	10.5%	23.1%	14.9%
Core business	15.0%	10.5%	27.4%	16.0%
Non-core business (Personal Care)	—%	—%	(4.3)%	(1.0)%

Consolidated Operating Results - Fourth Quarter Fiscal 2020 Compared to Fourth Quarter Fiscal 2019

•
Consolidated net sales revenue increased 14.9% to $442.4 million compared to $384.8 million, driven by an Organic business increase of $51.7 million, or 13.4%, and growth from the acquisition of Drybar Products of $6.0 million, or 1.6%. The Organic business increase primarily reflects growth in both online and brick and mortar appliance sales in the Beauty segment, higher sales across core channels in the Housewares segment, and increased demand driven growth in the Health & Home segment, particularly in thermometry, related to higher pediatric fever and the impact of COVID-19 late in the quarter. These factors were partially offset by a decline in Non-Core business (Personal Care) sales within the Beauty segment.

•
Consolidated gross profit margin increased 2.6 percentage points to 43.5%, compared to 40.9%. The increase is primarily due to a more favorable product mix within all three business segments and a lower mix of shipments made on a direct import basis. These factors were partially offset by a lower mix of Personal Care sales in the Beauty segment.

•
Consolidated SG&A as a percentage of sales increased by 5.2 percentage points to 34.4% of net sales compared to 29.2%. The increase is primarily due to higher advertising and new product development expense, higher royalty expense, an increase in amortization expense, and higher performance-based annual incentive compensation expense. These factors were partially offset by lower share-based compensation expense.

•
Consolidated operating loss was $2.7 million, or 0.6% of net sales, compared to operating income of $44.1 million, or 11.5% of net sales. The decline in consolidated operating margin is primarily due to $41.0 million of non-cash asset impairment charges, higher advertising and new product development expense, acquisition-related expenses, higher restructuring charges, higher royalty expense, an increase in amortization expense, and higher performance-based annual incentive compensation expense. These factors were partially offset by a more favorable product mix, lower share-based compensation expense, and increased operating leverage from sales growth.

•
Income tax benefit as a percentage of pre-tax loss was 48.1%, compared to income tax expense as a percentage of pre-tax income of 7.9% for the same period last year. The year-over-year change is primarily due to the recognition of a tax benefit from impairment charges recorded in the fourth quarter of fiscal 2020.

•
Loss from continuing operations was $3.2 million, or $0.13 per diluted share, compared to income from continuing operations of $37.7 million, or $1.47 per diluted share. Fiscal 2020 includes after-tax non-cash asset impairment charges, restructuring charges, and acquisition-related expenses totaling $1.55 per share, compared to a total of $0.04 per share in after-tax restructuring charges in the same period last year.

•	There was no income or loss from discontinued operations, compared to a loss of $0.4 million, or $0.02 per diluted share, for the same period last year.

•	Adjusted EBITDA increased 1.2% to $58.4 million compared to $57.7 million.

On an adjusted basis for the fourth quarters of fiscal 2020 and 2019, excluding asset impairment charges, acquisition-related expenses, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•	Adjusted operating income increased $0.4 million, or 0.8%, to $53.9 million, or 12.2% of net sales, compared to $53.5 million, or 13.9% of net sales. The 1.7 percentage point decrease in adjusted operating margin primarily reflects higher advertising and new product development expense, higher performance-based annual incentive compensation expense, and an increase in royalty expense. These factors were partially offset by a more favorable product mix and increased operating leverage from sales growth.

•
Adjusted income from continuing operations increased $1.3 million, or 2.7%, to $47.8 million, or $1.88 per diluted share, compared to $46.6 million, or $1.82 per diluted share. The 3.3% increase in adjusted diluted EPS from continuing operations was primarily due to higher adjusted operating income and the impact of lower weighted average diluted shares outstanding, partially offset by higher interest expense.

Segment Operating Results - Fourth Quarter Fiscal 2020 Compared to Fourth Quarter Fiscal 2019
Housewares net sales increased 15.0%, or $18.9 million, primarily due to point of sale growth with existing domestic brick and mortar customers, an increase in online sales, and revenue from new product introductions. These factors were partially offset by lower club channel sales, a decline in international sales, and lower closeout channel sales. Operating income decreased 31.5% to $14.0 million, or 9.6% of segment net sales, compared to $20.4 million, or 16.2% of segment net sales in the same period last year. The 6.6 percentage point decrease was primarily due to higher advertising and new product development expense to support strategic initiatives, higher freight and distribution expense to support increased retail customer shipments, and higher restructuring charges. These factors were partially offset by the impact of a more favorable product mix and increased operating leverage from sales growth. Adjusted operating income decreased 24.8% to $17.1 million, or 11.8% of segment net sales, compared to $22.8 million, or 18.1% of segment net sales.

Health & Home net sales increased 10.5%, primarily due to new product introductions and increased demand, particularly in thermometry, related to higher pediatric fever and the impact of COVID-19 toward the end of the fourth quarter. These factors were partially offset by lower sales due to net distribution changes year-over-year and the unfavorable impact of net foreign currency fluctuations of $0.5 million, or 0.3%. Operating income increased 2.4% to $16.3 million, or 8.8% of segment net sales, compared to $15.9 million, or 9.5% of segment net sales, in the same period last year. The 0.7 percentage point decrease in operating margin was primarily due to higher royalty expense and higher new product development expense. These factors were partially offset by the margin impact of a more favorable product mix and increased operating leverage from sales growth. Adjusted operating income decreased 2.3% to $20.8 million, or 11.2% of segment net sales, compared to $21.2 million, or 12.6% of segment net sales in the same period last year.

Beauty net sales increased 23.1%, or $20.9 million, primarily due to an Organic business increase of 16.1% and 6.7% of growth from the acquisition of Drybar Products. The Organic business increase primarily reflects growth in both online and brick and mortar channel sales in the appliance category. These factors were partially offset by a decline in Personal Care. Operating loss was $33.0 million, or 29.6% of segment net sales compared to operating income of $7.8 million, or 8.6% of segment net sales, in the same period last year. The operating loss in the fourth quarter of fiscal 2020 primarily reflects the impact of non-cash asset impairment charges of $41.0 million, higher amortization expense, and an increase in advertising and new product development expense. These factors were partially offset by the margin impact of a more favorable product mix, increased operating leverage from sales growth and lower freight expense. Adjusted operating income increased 69.5% to $16.0 million, or 14.4% of segment net sales, compared to $9.4 million, or 10.4% of segment net sales in the same period last year.

Balance Sheet and Cash Flow Highlights - Fiscal 2020 Compared to Fiscal 2019

•	Cash and cash equivalents totaled $24.5 million, compared to $11.9 million.

•	Total short- and long-term debt was $339.3 million, compared to $320.8 million, a net increase of $18.5 million.

•	Accounts receivable turnover for fiscal 2020 was 67.0 days, compared to 68.3 days for the same period last year.

•	Inventory was $256.3 million, compared to $302.3 million. Inventory turnover for fiscal 2020 was 3.0 times, compared to 3.3 times for the same period last year.

•
Net cash provided by operating activities from continuing operations for fiscal 2020 increased $70.7 million to $271.3 million. The increase was primarily driven by higher cash earnings, and a decrease in cash used for inventory. These factors were partially offset by an increase in cash used for receivables.

Subsequent Events

On March 13, 2020, the President of the United States announced a National Emergency relating to COVID-19. Since then, there has been widespread infection in the U.S. and abroad, with the potential for catastrophic impact. As a result of these and other effects, the Company expects COVID-19 to adversely impact its business, which could be material. The impact includes the effect of temporary closures of, and limited hours of operation and materially lower store traffic at, customer stores. The COVID-19 pandemic is also impacting its third-party manufacturers, most of which are located in the Far East, principally China. The extent of the impact of COVID-19 on the business and financial results will depend largely on future developments, including the duration of the spread of the COVID-19 outbreak within the U.S. and globally, the impact on capital and financial markets and the related impact on consumer confidence and spending. These future developments are outside of the Company's control, are highly uncertain and cannot be predicted. If the impact is prolonged, then it can further increase the difficulty of planning for operations. These and other potential impacts of the current public health crisis could therefore materially and adversely affect the business, financial condition, cash flows and results of operations.
Due to the impacts of COVID-19, the Company is experiencing favorable demand trends for some of its products, while others are being adversely impacted due to retail store closures and consumer uncertainty. At the end of fiscal 2020, the Company began to experience increased demand for certain products in the Health & Home segment, particularly thermometers. This trend continued into the beginning of fiscal 2021 and became more pronounced in other product categories such as humidification, water purification and air purification. Additionally, at the beginning of fiscal 2021, the Company began to experience favorable demand trends for OXO products within the Housewares segment as consumers engage in pantry stocking, cleaning, nesting and cooking at home. Products that are more discretionary in nature or more dependent on the retail brick and mortar channel are generally experiencing unfavorable demand trends. All products are being adversely impacted by the effect of temporary closures of, and limited hours of operation and materially lower store traffic at, customer stores. The Company is also experiencing supply chain disruptions with some third-party manufacturers, which is adversely affecting its ability to meet consumer demand in product categories where it is strong. Accordingly, the Company expects that the net effect of COVID-19 will adversely impact its results for the first quarter of fiscal 2021, as well as the full fiscal 2021, and that impact could be material. This situation is changing rapidly, and additional impacts may arise that we are not currently aware of.
On March 13, 2020, the Company entered into a Third Amendment and Commitment Increase (the "Amendment") to its Amended and Restated Credit Agreement (as amended, the "Credit Agreement").

The Amendment extended the maturity of the commitment under the Credit Agreement from December 7, 2021 to March 13, 2025. Further, the Amendment increased the unsecured revolving commitment from $1.0 billion to $1.25 billion.

On March 24, 2020, the Company borrowed approximately $200 million under the Credit Agreement as part of a comprehensive precautionary approach to increase its cash position and maximize its financial flexibility in light of the volatility in the global markets resulting from the COVID-19 outbreak. After giving effect to the borrowing, the remaining amount available for borrowings under the Credit Agreement was $536.4 million and the Company's cash and cash equivalents on hand was approximately $393.0 million. Covenants in the Company's debt agreements can limit the amount of indebtedness it can incur. The Company may repay amounts borrowed at any time without penalty.

Fiscal 2021 Business Update

Due to the evolving COVID-19 pandemic and the related business uncertainty, the Company is not providing an Outlook for fiscal 2021 at this time. In order to reduce costs and preserve cash flow, the Company has implemented a number of measures that will remain in place until there is greater certainty, a reopening of retail customer brick and mortar stores and improved consumer demand, which include the following:

•	A graduated salary reduction for all associates, including named executive officers and the other members of the Company’s executive leadership team;

•	A reduction in the cash compensation of the Company's Board of Directors;

•	Suspension of merit increases, promotions and new associate hiring until further notice;

•
The furlough of associates in specific areas directly tied to sales volume, with assistance to maintain health insurance coverage, as well as a reduction of external temporary labor and reduced work hours;

•	Reduction or deferral of marketing expense. The Company will lean into brands with strong current demand and reduce investment in other key brands without sacrificing brand awareness;

•	Limited reduction of investment in new product development and launches, in anticipation of more normalized economic activity;

•	Elimination of travel expense in the short term, with a significant reduction planned for the second half of fiscal 2021; and

•	Reduction of consulting fees and capital expenditures for projects that are not critical.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 p.m. Eastern Time today, Tuesday, April 28, 2020. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 7:45 p.m. Eastern Time on April 28, 2020 until 11:59 p.m. Eastern Time on May 5, 2020 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13700166. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as adjusted operating income, adjusted operating margin, adjusted income from continuing operations, adjusted diluted earnings per share ("EPS") from continuing operations, Core and Non-Core adjusted diluted EPS from continuing operations, EBITDA, adjusted EBITDA, and free cash flow, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income and cash flow. All references to the Company's continuing operations exclude the Nutritional Supplements segment. For additional information see Note 1 to the accompanying tables to this Press Release.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com/

Forward Looking Statements
Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 29, 2020, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to manage successfully the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, its dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including from the effects of COVID-19, the Company's relationships with key customers and licensors, its dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, its recent, pending and future acquisitions or divestitures, including its ability to realize anticipated cost savings, synergies and other benefits along with its ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, the costs, complexity and challenges of upgrading and managing its global information systems, the risks associated with cybersecurity and information security breaches, the risks associated with global legal developments regarding privacy and data security could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm our business, risks associated with foreign currency exchange rate fluctuations, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, its ability to continue to avoid classification as a controlled foreign corporation, and legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition could adversely affect our operations, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, its dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases its exposure to significant shipping disruptions and added shipping and storage costs, its projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, its ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks to its liquidity as a result of changes to capital and credit market conditions, limitations under its financing arrangements and other constraints or events that impose constraints on its cash resources and ability to operate its business, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with significant changes in regulations or product certifications. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended Last Day of February,
	2020		2019
Sales revenue, net (8)	$442,365	100.0%	$384,843	100.0%
Cost of goods sold	249,750	56.5%	227,313	59.1%
Gross profit	192,615	43.5%	157,530	40.9%
Selling, general and administrative expense ("SG&A")	152,108	34.4%	112,457	29.2%
Asset impairment charges	41,000	9.3%	—	—%
Restructuring charges (3)	2,252	0.5%	977	0.3%
Operating income	(2,745)	(0.6)%	44,096	11.5%
Nonoperating income, net	81	—%	165	—%
Interest expense	(3,414)	(0.8)%	(3,306)	(0.9)%
Income before income tax	(6,078)	(1.4)%	40,955	10.6%
Income tax expense	(2,923)	(0.7)%	3,241	0.8%
Income (loss) from continuing operations	(3,155)	(0.7)%	37,714	9.8%
Loss from discontinued operations, net of tax	—	—%	(448)	(0.1)%
Net income (loss)	$(3,155)	(0.7)%	$37,266	9.7%
Earnings (loss) per share - diluted:
Continuing operations	$(0.13)		$1.47
Discontinued operations	—		(0.02)
Total earnings (loss) per share - diluted	$(0.13)		$1.45

Weighted average shares of common stock used in computing diluted earnings (loss) per share	25,175		25,638

	Fiscal Year Ended Last Day of February,
	2020		2019
Sales revenue, net (8)	$1,707,432	100.0%	$1,564,151	100.0%
Cost of goods sold	972,966	57.0%	923,045	59.0%
Gross profit	734,466	43.0%	641,106	41.0%
SG&A	511,902	30.0%	438,141	28.0%
Asset impairment charges	41,000	2.4%	—	—%
Restructuring charges (3)	3,313	0.2%	3,586	0.2%
Operating income	178,251	10.4%	199,379	12.7%
Nonoperating income, net	394	—%	340	—%
Interest expense	(12,705)	(0.7)%	(11,719)	(0.7)%
Income before income tax	165,940	9.7%	188,000	12.0%
Income tax expense	13,607	0.8%	13,776	0.9%
Income from continuing operations	152,333	8.9%	174,224	11.1%
Loss from discontinued operations, net of tax	—	—%	(5,679)	(0.4)%
Net income	$152,333	8.9%	$168,545	10.8%
Earnings (loss) per share - diluted:
Continuing operations	$6.02		$6.62
Discontinued operations	—		(0.22)
Total earnings per share - diluted	$6.02		$6.41

Weighted average shares of common stock used in computing diluted earnings per share	25,322		26,303

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended February 29, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (8)	$442,365	100.0%	$—		$442,365	100.0%
Cost of goods sold	249,750	56.5%	—		249,750	56.5%
Gross profit	192,615	43.5%	—		192,615	43.5%
SG&A	152,108	34.4%	(8,142)	(4)	138,709	31.4%
			(4,186)	(5)
			(1,071)	(9)
Asset impairment charges	41,000	9.3%	(41,000)	(7)	—	—%
Restructuring charges (3)	2,252	0.5%	(2,252)	(3)	—	—%
Operating income	(2,745)	(0.6)%	56,651		53,906	12.2%
Nonoperating income, net	81	—%	—		81	—%
Interest expense	(3,414)	(0.8)%	—		(3,414)	(0.8)%
Income (loss) before income tax	(6,078)	(1.4)%	56,651		50,573	11.4%
Income tax expense	(2,923)	(0.7)%	5,676		2,753	0.6%
Income (loss) from continuing operations	(3,155)	(0.7)%	50,975		47,820	10.8%
Diluted EPS from continuing operations	$(0.13)		$2.01		$1.88
Weighted average shares of common stock used in computing diluted EPS	25,175				25,403

	Three Months Ended February 28, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$384,843	100.0%	$—		$384,843	100.0%
Cost of goods sold	227,313	59.1%	—		227,313	59.1%
Gross profit	157,530	40.9%	—		157,530	40.9%
SG&A	112,457	29.2%	(3,382)	(4)	104,051	27.0%
			(5,024)	(5)
Restructuring charges (3)	977	0.3%	(977)	(3)	—	—%
Operating income	44,096	11.5%	9,383		53,479	13.9%
Nonoperating income, net	165	—%	—		165	—%
Interest expense	(3,306)	(0.9)%	—		(3,306)	(0.9)%
Income before income tax	40,955	10.6%	9,383		50,338	13.1%
Income tax expense	3,241	0.8%	540		3,781	1.0%
Income from continuing operations	37,714	9.8%	8,843		46,557	12.1%
Diluted EPS from continuing operations	$1.47		$0.35		$1.82
Weighted average shares of common stock used in computing diluted EPS	25,638				25,638

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share (“EPS”) from Continuing Operations (1)
(Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended February 29, 2020
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (8)	$1,707,432	100.0%	$—		$1,707,432	100.0%
Cost of goods sold	972,966	57.0%	—		972,966	57.0%
Gross profit	734,466	43.0%	—		734,466	43.0%
SG&A	511,902	30.0%	(21,271)	(4)	465,156	27.2%
			(22,929)	(5)
			(2,546)	(9)
Asset impairment charges (7)	41,000	2.4%	(41,000)	(7)	—	—%
Restructuring charges (3)	3,313	0.2%	(3,313)	(3)	—	—%
Operating income	178,251	10.4%	91,059		269,310	15.8%
Nonoperating income, net	394	—%	—		394	—%
Interest expense	(12,705)	(0.7)%	—		(12,705)	(0.7)%
Income before income tax	165,940	9.7%	91,059		256,999	15.1%
Income tax expense	13,607	0.8%	7,821		21,428	1.3%
Income from continuing operations	152,333	8.9%	83,238		235,571	13.8%
Diluted EPS from continuing operations	$6.02		$3.29		$9.30
Weighted average shares of common stock used in computing diluted EPS	25,322				25,322

	Fiscal Year Ended February 28, 2019
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,564,151	100.0%	$—		$1,564,151	100.0%
Cost of goods sold	923,045	59.0%	—		923,045	59.0%
Gross profit	641,106	41.0%	—		641,106	41.0%
SG&A	438,141	28.0%	(14,204)	(4)	401,884	25.7%
			(22,053)	(5)
Restructuring charges (3)	3,586	0.2%	(3,586)	(3)	—	—%
Operating income	199,379	12.7%	39,843		239,222	15.3%
Nonoperating income, net	340	—%	—		340	—%
Interest expense	(11,719)	(0.7)%	—		(11,719)	(0.7)%
Income before income tax	188,000	12.0%	39,843		227,843	14.6%
Income tax expense	13,776	0.9%	1,982		15,758	1.0%
Income from continuing operations	174,224	11.1%	37,861		212,085	13.6%
Diluted EPS from continuing operations	$6.62		$1.44		$8.06
Weighted average shares of common stock used in computing diluted EPS	26,303				26,303

Consolidated and Segment Net Sales
(Unaudited)
(in thousands)

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843
Organic business (10)	18,911	18,183	14,591	51,685
Impact of foreign currency	(32)	(469)	299	(202)
Acquisition (8)	—	—	6,039	6,039
Change in sales revenue, net	18,879	17,714	20,929	57,522
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Total net sales revenue growth	15.0%	10.5%	23.1%	14.9%
Organic business	15.0%	10.8%	16.1%	13.4%
Impact of foreign currency	—%	(0.3)%	0.3%	(0.1)%
Acquisition	—%	—%	6.7%	1.6%

	Fiscal Year Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$523,807	$695,217	$345,127	$1,564,151
Organic business (10)	118,446	(5,349)	31,157	144,254
Impact of foreign currency	(1,288)	(4,471)	(1,253)	(7,012)
Acquisition (8)	—	—	6,039	6,039
Change in sales revenue, net	117,158	(9,820)	35,943	143,281
Fiscal 2020 sales revenue, net	$640,965	$685,397	$381,070	$1,707,432
Total net sales revenue growth (decline)	22.4%	(1.4)%	10.4%	9.2%
Organic business	22.6%	(0.8)%	9.0%	9.2%
Impact of foreign currency	(0.2)%	(0.6)%	(0.4)%	(0.4)%
Acquisition	—%	—%	1.7%	0.4%

Leadership Brand Net Sales Revenue (2) (8)
(Unaudited)
(in thousands)

	Three Months Ended Last Day of February,		$ Change	% Change
(in thousands)	2020	2019	20/19	20/19
Leadership Brand sales revenue, net (8)	$347,713	$300,432	$47,283	15.7%
All other sales revenue, net	94,652	84,411	10,239	12.1%
Total sales revenue, net	$442,365	$384,843	$57,522	14.9%

	Fiscal Year Ended Last Day of February,		$ Change	% Change
(in thousands)	2020	2019	20/19	20/19
Leadership Brand sales revenue, net (8)	$1,360,059	$1,243,600	$116,459	9.4%
All other sales revenue, net	347,373	320,551	26,822	8.4%
Total sales revenue, net	$1,707,432	$1,564,151	$143,281	9.2%

Consolidated and Segment Net Sales from Core and Non-Core Business (11)
(Unaudited)
(in thousands)

	Three Months Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$126,069	$168,140	$90,634	$384,843
Core business (8)	18,879	17,714	24,792	61,385
Non-core business (Personal Care)	—	—	(3,863)	(3,863)
Change in sales revenue, net	18,879	17,714	20,929	57,522
Fiscal 2020 sales revenue, net	$144,948	$185,854	$111,563	$442,365
Total net sales revenue growth	15.0%	10.5%	23.1%	14.9%
Core business	15.0%	10.5%	27.4%	16.0%
Non-core business (Personal Care)	—%	—%	(4.3)%	(1.0)%

	Fiscal Year Ended Last Day of February,
	Housewares	Health & Home	Beauty	Total
Fiscal 2019 sales revenue, net	$523,807	$695,217	$345,127	$1,564,151
Core business (8)	117,158	(9,820)	46,796	154,134
Non-core business (Personal Care)	—	—	(10,853)	(10,853)
Change in sales revenue, net	117,158	(9,820)	35,943	143,281
Fiscal 2020 sales revenue, net	$640,965	$685,397	$381,070	$1,707,432
Total net sales revenue growth	22.4%	(1.4)%	10.4%	9.2%
Core business	22.4%	(1.4)%	13.6%	9.9%
Non-core business (Personal Care)	—%	—%	(3.1)%	(0.7)%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended February 29, 2020
	Housewares		Health & Home		Beauty (8)		Total
Operating income (loss), as reported (GAAP)	$13,965	9.6%	$16,330	8.8%	$(33,040)	(29.6)%	$(2,745)	(0.6)%
Asset impairment charges (7)	—	—	—	—	41,000	36.8%	41,000	9.3%
Acquisition-related expenses (9)	—	—%	—	—%	1,071	1.0%	1,071	0.2%
Restructuring charges (3)	1,261	0.9%	93	0.1%	898	0.8%	2,252	0.5%
Subtotal	15,226	10.5%	16,423	8.8%	9,929	8.9%	41,578	9.4%
Amortization of intangible assets	543	0.4%	2,451	1.3%	5,148	4.6%	8,142	1.8%
Non-cash share-based compensation	1,365	0.9%	1,878	1.0%	943	0.8%	4,186	0.9%
Adjusted operating income (non-GAAP)	$17,134	11.8%	$20,752	11.2%	$16,020	14.4%	$53,906	12.2%

	Three Months Ended February 28, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$20,392	16.2%	$15,947	9.5%	$7,757	8.6%	$44,096	11.5%
Restructuring charges (3)	186	0.1%	328	0.2%	463	0.5%	977	0.3%
Subtotal	20,578	16.3%	16,275	9.7%	8,220	9.1%	45,073	11.7%
Amortization of intangible assets	506	0.4%	2,796	1.7%	80	0.1%	3,382	0.9%
Non-cash share-based compensation	1,701	1.3%	2,174	1.3%	1,149	1.3%	5,024	1.3%
Adjusted operating income (non-GAAP)	$22,785	18.1%	$21,245	12.6%	$9,449	10.4%	$53,479	13.9%

	Fiscal Year Ended February 29, 2020
	Housewares		Health & Home		Beauty		Total
Operating income (loss), as reported (GAAP)	$123,135	19.2%	$68,166	9.9%	$(13,050)	(3.4)%	$178,251	10.4%
Asset impairment charges (7)	—	—%	—	—%	41,000	10.8%	41,000	2.4%
Acquisition-related expenses (9)	—	—%	—	—%	2,546	0.7%	2,546	0.1%
Restructuring charges (3)	1,351	0.2%	93	—%	1,869	0.5%	3,313	0.2%
Subtotal	124,486	19.4%	68,259	10.0%	32,365	8.5%	225,110	13.2%
Amortization of intangible assets	2,055	0.3%	10,539	1.5%	8,677	2.3%	21,271	1.2%
Non-cash share-based compensation	7,218	1.1%	9,717	1.4%	5,994	1.6%	22,929	1.3%
Adjusted operating income (non-GAAP)	$133,759	20.9%	$88,515	12.9%	$47,036	12.3%	$269,310	15.8%

	Fiscal Year Ended February 28, 2019
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$100,743	19.2%	$68,448	9.8%	$30,188	8.7%	$199,379	12.7%
Restructuring charges (3)	926	0.2%	686	0.1%	1,974	0.6%	3,586	0.2%
Subtotal	101,669	19.4%	69,134	9.9%	32,162	9.3%	202,965	13.0%
Amortization of intangible assets	1,980	0.4%	10,925	1.6%	1,299	0.4%	14,204	0.9%
Non-cash share-based compensation	7,974	1.5%	9,204	1.3%	4,875	1.4%	22,053	1.4%
Adjusted operating income (non-GAAP)	$111,623	21.3%	$89,263	12.8%	$38,336	11.1%	$239,222	15.3%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited) (in thousands)

	Three Months Ended February 29, 2020
	Housewares	Health & Home	Beauty (8)	Total
Operating income (loss), as reported (GAAP)	$13,965	$16,330	$(33,040)	$(2,745)
Depreciation and amortization, excluding amortized interest	2,006	3,791	6,736	12,533
Nonoperating income, net	—	—	81	81
EBITDA (non-GAAP)	15,971	20,121	(26,223)	9,869
Add: Acquisition-related expenses (9)	—	—	1,071	1,071
Restructuring charges (3)	1,261	93	898	2,252
Non-cash asset impairment charges (7)	—	—	41,000	41,000
Non-cash share-based compensation	1,365	1,878	943	4,186
Adjusted EBITDA (non-GAAP)	$18,597	$22,092	$17,689	$58,378

	Three Months Ended February 28, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$20,392	$15,947	$7,757	$44,096
Depreciation and amortization, excluding amortized interest	1,634	4,355	1,448	7,437
Nonoperating income, net	—	—	165	165
EBITDA (non-GAAP)	22,026	20,302	9,370	51,698
Add: Restructuring charges (3)	186	328	463	977
Non-cash share-based compensation	1,701	2,174	1,149	5,024
Adjusted EBITDA (non-GAAP)	$23,913	$22,804	$10,982	$57,699

	Fiscal Year Ended February 29, 2020
	Housewares	Health & Home	Beauty (8)	Total
Operating income (loss), as reported (GAAP)	$123,135	$68,166	$(13,050)	$178,251
Depreciation and amortization, excluding amortized interest	7,298	16,113	13,998	37,409
Nonoperating income, net	—	—	394	394
EBITDA (non-GAAP)	130,433	84,279	1,342	216,054
Add: Acquisition-related expenses (9)	—	—	2,546	2,546
Restructuring charges (3)	1,351	93	1,869	3,313
Non-cash asset impairment charges (7)	—	—	41,000	41,000
Non-cash share-based compensation	7,218	9,717	5,994	22,929
Adjusted EBITDA (non-GAAP)	$139,002	$94,089	$52,751	$285,842

	Fiscal Year Ended February 28, 2019
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$100,743	$68,448	$30,188	$199,379
Depreciation and amortization, excluding amortized interest	6,048	17,058	6,821	29,927
Nonoperating income, net	—	—	340	340
EBITDA (non-GAAP)	106,791	85,506	37,349	229,646
Restructuring charges (3)	926	686	1,974	3,586
Non-cash share-based compensation	7,974	9,204	4,875	22,053
Adjusted EBITDA (non-GAAP)	$115,691	$95,396	$44,198	$255,285

Reconciliation of GAAP Income (Loss) and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1) (Unaudited) (dollars in thousands, except per share data)

	Three Months Ended February 29, 2020
	Income (loss) from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(6,078)	$(2,923)	$(3,155)	$(0.24)	$(0.12)	$(0.13)
Acquisition-related expenses (9)	1,071	16	1,055	0.04	—	0.04
Asset impairment charges (7)	41,000	4,574	36,426	1.61	0.18	1.43
Restructuring charges (3)	2,252	93	2,159	0.09	—	0.08
Subtotal	38,245	1,760	36,485	1.51	0.07	1.44
Amortization of intangible assets	8,142	624	7,518	0.32	0.02	0.30
Non-cash share-based compensation	4,186	369	3,817	0.16	0.01	0.15
Adjusted (non-GAAP)	$50,573	$2,753	$47,820	$1.99	$0.11	$1.88

Weighted average shares of common stock used in computing diluted EPS						25,403

	Three Months Ended February 28, 2019
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$40,955	$3,241	$37,714	$1.60	$0.13	$1.47
Restructuring charges (3)	977	30	947	0.04	—	0.04
Subtotal	41,932	3,271	38,661	1.64	0.13	1.51
Amortization of intangible assets	3,382	136	3,246	0.13	0.01	0.13
Non-cash share-based compensation	5,024	374	4,650	0.20	0.01	0.18
Adjusted (non-GAAP)	$50,338	$3,781	$46,557	$1.96	$0.15	$1.82

Weighted average shares of common stock used in computing diluted EPS						25,638

	Fiscal Year Ended February 29, 2020
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$165,940	$13,607	$152,333	$6.55	$0.54	$6.02
Acquisition-related expenses (9)	2,546	38	2,508	0.10	—	0.10
Asset impairment charges (7)	41,000	4,574	36,426	1.62	0.18	1.44
Restructuring charges (3)	3,313	161	3,152	0.13	0.01	0.12
Subtotal	212,799	18,380	194,419	8.40	0.73	7.68
Amortization of intangible assets	21,271	1,245	20,026	0.84	0.05	0.79
Non-cash share-based compensation	22,929	1,803	21,126	0.91	0.07	0.83
Adjusted (non-GAAP)	$256,999	$21,428	$235,571	$10.15	$0.85	$9.30

Weighted average shares of common stock used in computing diluted EPS						25,322

	Fiscal Year Ended February 28, 2019
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$188,000	$13,776	$174,224	$7.15	$0.52	$6.62
Restructuring charges (3)	3,586	215	3,371	0.14	0.01	0.13
Subtotal	191,586	13,991	177,595	7.28	0.53	6.75
Amortization of intangible assets	14,204	372	13,832	0.54	0.01	0.53
Non-cash share-based compensation	22,053	1,395	20,658	0.84	0.05	0.79
Adjusted (non-GAAP)	$227,843	$15,758	$212,085	$8.66	$0.60	$8.06

Weighted average shares of common stock used in computing diluted EPS						26,303

Consolidated Core and Non-Core Net Sales and Reconciliation of Core and Non-Core Diluted Earnings Per Share (“EPS”) from Continuing Operations to Core and Non-Core Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)  (Unaudited)

	Fiscal Years Ended Last Day of February,			$ Change		% Change
(in thousands)	2020	2019	2018	20/19	19/18	20/19	19/18
Sales revenue, net
Core	$1,615,094	$1,460,960	$1,370,040	$154,134	$90,920	10.6%	6.6%
Non-core	92,338	103,191	108,805	(10,853)	(5,614)	(10.5)%	(5.2)%
Total	$1,707,432	$1,564,151	$1,478,845	$143,281	$85,306	9.2%	5.8%

	Fiscal Years Ended Last Day of February,			$ Change		% Change
	2020	2019	2018	20/19	19/18	20/19	19/18
Adjusted EPS
Core	$8.72	$7.27	$6.51	$1.45	$0.76	19.9%	11.7%
Non-core	0.58	0.79	0.73	(0.21)	0.06	(26.6)%	8.2%
Total	$9.30	$8.06	$7.24	$1.24	$0.82	15.4%	11.3%

	Fiscal Years Ended Last Day of February,
Core Business:	2020	2019	2018
Diluted EPS, as reported	$7.16	$5.89	$4.72
Tax Reform	—	—	0.66
Asset impairment charges, net of tax	—	—	—
Restructuring charges, net of tax	0.11	0.11	0.04
Acquisition-related expenses, net of tax	0.10	—	—
Toys "R" Us bankruptcy charge, net of tax	—	—	0.12
Subtotal	$7.37	$6.00	$5.54
Amortization of intangible assets, net of tax	0.53	0.49	0.49
Non-cash share-based compensation, net of tax	0.82	0.78	0.48
Adjusted Diluted EPS (non-GAAP)	$8.72	$7.27	$6.51

	Fiscal Years Ended Last Day of February,
Non-Core Business:	2020	2019	2018
Diluted EPS, as reported	$(1.14)	$0.73	$0.01
Tax reform	—	—	—
Asset impairment charges, net of tax	1.44	—	0.51
Restructuring charges, net of tax	0.01	0.02	0.03
Acquisition-related Expenses, net of tax	—	—	—
Toys "R" Us bankruptcy charge, net of tax	—	—	—
Subtotal	$0.31	$0.75	$0.55
Amortization of intangible assets, net of tax	0.26	0.04	0.17
Non-cash share-based compensation, net of tax	0.01	0.01	0.01
Adjusted Diluted EPS (non-GAAP)	$0.58	$0.79	$0.73

Diluted EPS, as reported (GAAP)	$6.02	$6.62	$4.73

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	Last Day of February,
	2020	2019
Balance Sheet:
Cash and cash equivalents	$24,467	$11,871
Receivables, net	348,023	280,280
Inventory, net	256,311	302,339
Assets held for sale	44,806	—
Total assets, current	682,836	604,859
Total assets	1,903,883	1,649,535
Total liabilities, current	338,896	312,031
Total long-term liabilities	403,264	340,867
Total debt	339,305	320,784
Consolidated stockholders' equity	1,161,723	996,637
Liquidity:
Working capital	$343,940	$292,828

	Fiscal Year Ended Last Day of February,
	2020	2019
Cash Flow from continuing operations:
Depreciation and amortization	$37,409	$29,927
Net cash provided by operating activities	271,293	200,568
Capital and intangible asset expenditures	17,759	26,385
Net debt proceeds	16,900	29,900
Payments for repurchases of common stock	10,169	217,493

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Free Cash Flow (Non-GAAP) (1)
(Unaudited) (in thousands)

	Fiscal Year Ended Last Day of February,
	2020	2019
Net cash provided by operating activities - continuing operations (GAAP)	$271,293	$200,568
Less: Capital and intangible asset expenditures	(17,759)	(26,385)
Free cash flow - continuing operations (Non-GAAP)	$253,534	$174,183

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income from continuing operations, adjusted diluted EPS from continuing operations, Core and Non-Core adjusted diluted EPS from continuing operations, EBITDA, adjusted EBITDA, and free cash flow (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in the Company's Condensed Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands.

(3)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel).

(4)	Amortization of intangible assets.

(5)	Non-cash share-based compensation.

(6)	Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.

(7)	Non-cash asset impairment charges related to goodwill and intangible assets. The charges were related to assets of the Personal Care business classified as held for sale within the Beauty segment.

(8)	Fiscal 2020 includes approximately five weeks of operating results from the acquisition of Drybar Products on January 23, 2020, which is reported in the Beauty segment.

(9)	Acquisition-related expense pertaining to the Drybar Products acquisition.

(10)
Previously referred to as Core business, Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency re-measurement had on reported net sales. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(11)	The Company defines Core as strategic business that it expects to be an ongoing part of its operations, and Non-Core as business that it expects to divest within a year of its designation as non-core.